SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 24, 1997


                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)


   Delaware                0-9099                  59-1670533
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation)                                    No.)


3500 N.W. 37th Avenue
Miami, Florida                                           33142
(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code: (407) 464-7500


                         Not Applicable
                 (Former name or former address,
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

     As set forth in the Asset Purchase Agreement dated as of September 24, 1997, attached hereto as Exhibit 2.1, the Registrant has agreed to purchase from Interstate Capital Corporation ("Interstate") certain unimproved properties and a residential real estate development called Tara Club Estates (collectively, the "Properties"), all of which are situated in Loganville, Walton County, Georgia. As consideration for the purchase, the Registrant will pay Interstate the sum of $6,526,265, payable as follows: (i) the Registrant's assumption of $1,081,102 of first mortgage promissory notes to certain lenders secured by the Properties, (ii) the Registrant's issuance of 2,237 shares of proposed Series F 8% Convertible Preferred Stock at a stated value of $1,000 per share (convertible on the basis of 296.6732 shares of the Registrant's common stock for each $1,000 of stated value of the proposed Preferred Stock), and
(iii) the cancellation of $3,208,163 owed by Freedom Financial Corporation ("Freedom") to the Registrant. Interstate is a wholly owned subsidiary of Freedom. As described in the Registrant's Form 10-KSB, Freedom may be deemed to be a parent of the Registrant (as defined in rules promulgated under the Securities Exchange Act of 1934) and certain executive officers and directors of the Registrant are also executive officers and directors of Freedom.

     The transaction was approved by a Committee of the Board of Directors of the Registrant who do not have a direct financial interest in the transaction.

     Consummation of the transaction is subject to, among other things, (i) the Registrant's receipt of an opinion from an investment banker that the consideration to be paid for the Properties is fair, from a financial point of view, to the public stockholders of the Registrant, (ii) the Registrant's receipt of title opinions with respect to the Properties, and (iii) the approval of Freedom's lenders whose promissory notes are secured by the Properties.

     The Properties consist of a residential and commercial development of over 100 fully developed, and 150 partially developed single-family residential home sites, a swim and tennis club facility and 23 acres of commercial property. Forty-five homesites have already been sold to builders. The sites are presently selling at an average in excess of $40,000 per site. Thirty-nine homes have been constructed and sold at an average price of $250,000.

     Freedom has informed the Registrant that, upon consummation of the transaction, Freedom will retain approximately $3.0 million of indebtedness and its principal remaining assets will consist of 1,652,480 shares of the Registrant's common stock (all of which have been pledged to various lenders), the 2,237 shares of proposed Series F 8% Convertible Preferred Stock, options to purchase 905,000 shares of the Registrant's common stock at an exercise price of $1.25 per share, and certain remaining real property not purchased by the Registrant.

     The foregoing description and terms of the transaction are qualified in their entirety by the express terms of the Agreement which is filed as Exhibit 2.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.


     (c)  Exhibits.

          Exhibit 2.1 --  Asset Purchase Agreement dated as of September
                          24, 1997, among the Registrant, Freedom Financial Corporation and Interstate Capital Corporation.



                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley

                          Timothy L. Hensley
                          Executive Vice President,
                          Treasurer
                          and Chief Financial Officer

                          Date: September 26, 1997